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                          EXHIBIT INDEX


Exhibit No.    Description                        Page
-----------    ------------                       ------

                       Financial Statements
                       --------------------

1-A            Balance Sheets of NEES (Parent     Previously filed
               Company only) and NEP at June 30,
               1998, Actual

1-B Statements of Income and Retained Previously filed Earnings for NEES (Parent Company only) and NEP for twelve months ended
               June 30, 1998, Actual

2-A Consolidated Balance Sheet of NEES Previously filed at June 30, 1998, Actual

2-B            Statement of Consolidated Income for    Previously filed
               NEES for twelve months ended
               June 30, 1998, Actual

3-A            Pro Forma Consolidated Balance Sheet    Incorporated by
               of NEES at June 30, 1998 and Pro Forma  reference
               Statements of Consolidated Income of
               NEES for the year ended December 31,
               1997 and six months ended June 30, 1998, to reflect the sale of the nonnuclear generation business, and the notes thereto, incorporated herein by reference to Exhibits 1-3 to the Current Report on Form 8-K filed by
               NEES on September 16, 1998.

3-B            Pro Forma Balance Sheet of NEP at June  Incorporated by
               30, 1998 and Pro Forma Statements of    reference
               Income for NEP for the year ended
               December 31, 1997 and six months
               ended June 30, 1998, to reflect the
               sale of the nonnuclear generation
               business, and the notes thereto,
               incorporated herein by reference to
               Exhibits 1-2 to the Current Report
               on Form 8-K filed by NEP on
               September 16, 1998.

27 Financial Data Schedules for NEES Previously filed and NEP